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                                                                   Exhibit 10.12

                                  CONAGRA, INC.
                              EMPLOYEE EQUITY FUND
                                 TRUST AGREEMENT

     THIS AGREEMENT ("Agreement") dated the 6th day of August, 1992, by and between ConAgra, Inc. ("ConAgra") and Chemical Bank ("Trustee").

RECITALS

     A. ConAgra has adopted the plans and obligations (the "Plans") listed on Supplement One attached hereto, and which is incorporated herein by this reference.

     B. ConAgra wants to establish a trust ("Trust") and to transfer to the Trust assets which shall be held by the Trust, subject to the claims of ConAgra's creditors in the event of ConAgra's insolvency, until distributed according to this Agreement.

     C. ConAgra wants to provide assurance of the availability of the shares of its common stock necessary to satisfy certain of its obligations or those of its subsidiaries under the Plans.

     D. ConAgra wants the assets held in the Trust Fund to be exclusively securities of ConAgra and, therefore, expressly waives any diversification of investments that might otherwise be necessary, appropriate, or required pursuant to applicable provisions of law.

     E. The Trust assets shall be used to fund the obligations under the Plans.

     F. ConAgra wants to establish the Trust to further the best interests of ConAgra by providing reasonable benefits to its employees and former employees in a cost efficient manner.

AGREEMENT

     NOW, THEREFORE, ConAgra and the Trustee hereby establish the Trust and agree that the Trust shall be held and disposed of as follows:

                                    ARTICLE I

                                   TRUST FUND

     1.1 Establishment. Subject to the claims of its creditors as set forth in Article V, ConAgra hereby establishes with the Trustee a trust to consist of assets contributed, sold or transferred to the Trustee from time to time by ConAgra on behalf of the Plans, including any increments, proceeds, reinvestments and income and investment gains therefrom (the "Trust Fund"). This Trust shall be known as the ConAgra, Inc. Employee Equity Fund. ConAgra and the Trustee intend the Trust to be a separate legal entity.

     1.2 Trustee Acceptance. The Trustee hereby accepts this Trust and all of ConAgra's title and interest in the property transferred to the Trust and all other property coming into the possession of the Trustee pursuant to the terms of this Agreement, and the Trustee agrees to administer and distribute the Trust property and the income according to the terms and conditions herein.

     1.3 Grantor Trust. The Trust is intended to be a grantor trust, within the meaning of Section 671 of the Code and shall be construed accordingly. The Trust is intended not to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding any other

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                                                       Exhibit 10.12 (Continued)

            provisions of this Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims of ConAgra's general creditors.

     1.4 Separate Entity. The principal of the Trust Fund and any earnings thereon shall be held separate and apart from other funds of ConAgra and shall be used exclusively for the uses and purposes set forth in the Plans and this Trust. Neither a Trust beneficiary nor the Plans shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are distributed as provided in Article IV, and all rights created under the Plans and this Trust shall be merely unsecured contractual rights of the Plans and the beneficiaries of this Trust.

     1.5 Irrevocability. The Trust shall not be revocable by ConAgra. This Agreement may be amended at any time by a written instrument executed by ConAgra and the Trustee, but no amendment shall be effective to make the Trust revocable, to change the method of releasing shares under Section 4.2, or to change the method of allocation under Section 4.3.

                                   ARTICLE II

                                   DEFINITIONS

The following definitions shall apply to the Trust:

     2.1    "Board" means the Board of Directors of ConAgra.

     2.2 "Change of Control" means, unless the Board approves the transaction resulting in the Change of Control prior to completion of such transaction, (i) the acquisition (other than from ConAgra) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, ConAgra or its subsidiaries, or any employee benefit plan of ConAgra or its subsidiaries which acquires beneficial ownership of voting securities of ConAgra) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of ConAgra's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by ConAgra's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) approval of the stockholders of ConAgra of a reorganization, merger or consolidation, in each case, with respect to which persons who are the stockholders of ConAgra immediately prior to such reorganization, merger or consolidation would not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's outstanding voting securities, or of a liquidation or dissolution of ConAgra or of the sale of all or substantially all of its assets.

     2.3    "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "ConAgra Stock" means shares of common stock, $5.00 par value, issued by ConAgra or any successor securities.

     2.5    "Compensation Committee" means the Compensation Committee of the
            Board.

     2.6 "DC Plan" means the defined contribution plans of ConAgra or its subsidiaries which are intended to qualify under Section 401(a) of the Code.

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                                                       Exhibit 10.12 (Continued)

     2.7 "Employee Benefits Committee" means the ConAgra Employee Benefits Committee, which is appointed by the Board to administer certain ConAgra compensation, incentive and benefits plans.

     2.8 "401(k) Plans" means the Plans listed on Supplement One which are intended to be qualified under Section 401(k) of the Code.

     2.9 "Note" means the Revolving Promissory Note of the Trust to ConAgra, dated August 6, 1992, representing debt of the Trustee used to purchase ConAgra Stock, or such other notes used for such purposes.

     2.10 "Plan" or "Plans" means the Plans and benefit obligations listed on Supplement One. The Compensation Committee may add to and delete from Supplement One plans and other benefit obligations of ConAgra or its subsidiaries, if the Compensation Committee determines in good faith that such addition or deletion is in the best interests of a broad cross-section of the employees and/or former employees of ConAgra or its subsidiaries and, in the case of an addition, only if the Compensation Committee determines in good faith that the plan to be added will benefit a similar group of plan participants as a Plan which it replaces.

     2.11 "Trust Year" means each twelve month calendar year, except the first Trust Year which shall begin on the date first written above and end on December 31, 1992.

                                   ARTICLE III

                                FUNDING THE TRUST

     3.1 Contributions. Each Trust Year, ConAgra shall contribute in cash to the Trust Fund an amount which, when added to the earnings of the Trust Fund for that Trust Year, shall be sufficient to enable the Trust to make the interest and principal payments on the Note as they come due. To the extent ConAgra fails to make sufficient contributions to the Trust Fund pursuant to the preceding sentence, a corresponding principal amount of the Note shall be deemed forgiven. Such forgiveness shall be the sole and absolute remedy that the Trust shall have against ConAgra for any failure of ConAgra to make any contribution to the Trust. All contributions to the Trust shall be used to make principal and interest payments on the Note. The Trustee is not under any duty or obligation to require that ConAgra make any contributions to the Trust.

     3.2 Dividends. Dividends paid in cash on ConAgra Stock held by the Trust shall be used to repay principal and interest under the Note as such is due. The Trustee may hold such dividends and temporarily invest the dividends in accordance with Article VI to the extent the dividends are not, at the time, needed to pay interest and principal on the Note.

                                   ARTICLE IV

                     CONAGRA STOCK ACCOUNTS AND ALLOCATIONS

     4.1 Suspense Account. ConAgra Stock acquired by the Trust in consideration, in whole or in part, for the Note or for an increase in principal amount outstanding under the Note, or otherwise shall be held in a suspense account until released according to provisions of this Article IV. This account shall be called the Suspense Account and ConAgra Stock held by the Suspense Account shall be called Suspense Account Stock.

     4.2 Release of ConAgra Stock From Suspense Account. As soon as practicable after each Note amortization payment, or prepayment, if any, is made, a number of shares of ConAgra Stock held

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                                                       Exhibit 10.12 (Continued)

            in the Suspense Account shall be released from the Suspense Account ("Released Shares"). The total number of shares so released shall equal the number of shares of ConAgra Stock held in the Suspense Account immediately prior to the release multiplied by a fraction. The numerator of the fraction shall be the amount of principal paid by the Trust on the Note upon such Note amortization payment. The denominator of the fraction shall be the sum of the numerator plus all principal amounts payable on the Note for all future amortization payments. For purposes of this Section 4.2, any forgiveness of all or a portion of the Note shall be deemed a corresponding payment of principal and interest on the Note, in accordance with the terms of the Note. No fractional shares shall be released. If the preceding computation results in fractional shares, the actual number of shares released shall be computed by rounding down.

     4.3 Allocation of Released Shares. Released Shares shall be allocated to the Plans in the order the Plans are listed on Supplement One. The Released Shares shall be allocated at such times as the Trustee is directed by the Employee Benefits Committee in accordance with the terms of the respective Plans, but at least once every calendar year, subject to the condition that no shares will be allocated if no principal payments are made or forgiven on the Note during the applicable calendar year. The Employee Benefits Committee shall notify the Trustee of the amount of ConAgra Stock that must be transferred to each Plan. The amount of ConAgra Stock so designated by the Employee Benefits Committee shall be the entire amount which is then necessary to fund the appropriate benefits then payable under the specific Plan. The Employee Benefits Committee does not have the discretion to designate less than the entire amount of ConAgra Stock needed by a Plan at the time of the allocation of shares. However, less than the entire amount of ConAgra Stock needed by a Plan may be allocated to the Plan at the time of the allocation of shares if the Released Shares are less than needed by the Plan. Released Shares allocated to the 401(k) Plans shall be transferred to the applicable 401(k) Plan Trustee. Released Shares allocated to Plans other than 401(k) Plans shall be transferred to the Plan Administrator for the Plan set forth on Supplement One. If Released Shares remain after the allocation described above, the remaining Released Shares shall be contributed by the Trustee to trusts established under other DC Plans or such other plans of ConAgra or its subsidiaries covering a broad cross section of individuals employed by ConAgra or its subsidiaries as directed by the Compensation Committee. At no time shall fractional shares be allocated. If an allocation results in fractional shares, the actual number of shares allocated shall be computed by rounding down.

     4.4    Rights Regarding ConAgra Stock.

               (a) Voting Rights - The Trustee shall follow the directions of the 401(k) Plans' participants with respect to the manner of voting of ConAgra Stock held by the Trust on each matter brought before an annual or special meeting of stockholders of ConAgra or any action by written consent of such stockholders in lieu of a meeting. In connection with any such meeting of stockholders or action by written consent in lieu of a meeting, the Trustee shall obtain from the trustees of the 401(k) Plans ("401(k) Plan Trustees") certification of the directions received by the 401(k) Plan Trustees from the 401(k) Plans participants directing the 401(k) Plan Trustees whether and how to vote, or act by written consent with respect to, the ConAgra Stock held by the 401(k) Plans. Upon receipt by the Trustee of such certification from the 401(k) Plan Trustees, the Trustee shall, on each such matter, vote, or act by written consent with respect to, the shares (including fractional shares) of ConAgra Stock held by the Trust in the same proportion and manner as the 401(k) Plans participants directed the 401(k) Plan Trustees to do, and the Trustee shall have no discretion in such matter.

               (b) Tender Offer - If a tender or exchange offer is begun for ConAgra Stock:

                    (i) The Trustee shall obtain from the 401(k) Plan Trustees certification of

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                                                       Exhibit 10.12 (Continued)

                         the directions received by the 401(k) Plan Trustees from the 401(k) Plans participants directing the 401(k) Plan Trustees whether to tender or exchange the ConAgra Stock held by the 401(k) Plans.

                    (ii) Upon receipt by the Trustee of such certification from the 401(k) Plan Trustees, the ConAgra Stock held by the Trust shall be tendered or exchanged, or not tendered or exchanged, by the Trustee in the aggregate in the same proportion and manner as the 401(k) Plans participants directed the 401(k) Plan Trustees with respect to the ConAgra Stock held by the 401(k) Plans.

               (c) Confidentiality - All actions taken by 401(k) Plans participants pursuant to this Section 4.4 shall be held confidential by the Trustee and the 401(k) Plan Trustees, and shall not be divulged or released to any person, including officers and employees of ConAgra and its affiliates.

               (d) Trustee Action - The Trustee shall not make any recommendations regarding the manner of exercising any rights under this Section 4.4, including whether or not any rights should be exercised.

     4.5 Withholding. The Trustee shall withhold federal and state taxes, to the extent required, from any payments made in accordance with the provisions of the applicable law.

                                    ARTICLE V

                                CONAGRA INSOLVENT

     5.1 Insolvent Defined. ConAgra shall be considered "Insolvent" for purposes of this Trust Agreement if (i) ConAgra is unable to pay its debts as they mature, or (ii) ConAgra is subject to a pending proceeding as a debtor under the provisions of Title 11 of the United States Code (Bankruptcy Code).

     5.2 Effect of Insolvency. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of ConAgra. At any time the Trustee has actual knowledge, or has determined, that ConAgra is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction shall direct. The Board and the chief executive officer of ConAgra shall inform the Trustee of ConAgra's Insolvency. If ConAgra or a person claiming to be a creditor of ConAgra alleges in writing to the Trustee that ConAgra has become Insolvent, the Trustee shall independently determine, within thirty days after receipt of such notice, whether ConAgra is Insolvent and, pending such determination, the Trustee shall discontinue any and all distributions hereunder to the Plans, shall hold the Trust assets for the benefit of ConAgra's general creditors, and shall resume such distributions only after the Trustee has determined that ConAgra is not Insolvent (or is no longer Insolvent, if the Trustee initially determined ConAgra to be Insolvent). Unless the Trustee has actual knowledge of ConAgra's Insolvency, the Trustee shall have no duty to inquire whether ConAgra is Insolvent. The Trustee may in all events rely on such evidence concerning ConAgra's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning ConAgra's solvency. For purposes of this Trust Agreement, the Trustee shall be considered to possess any knowledge and information concerning ConAgra in the possession of Trustee's banking department or other department, that can reasonably be imputed to Trustee under normal bank procedures. Nothing in this Trust Agreement shall in any way diminish any rights of a Trust beneficiary to pursue his rights as a general creditor of ConAgra with respect to the payment of benefits. Such beneficiary shall be a

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                                                       Exhibit 10.12 (Continued)

            general, unsecured creditor of ConAgra with respect to any payments not made to the beneficiary because of this Article V.

     5.3 Resume Distributions. If the Trustee discontinues distributions to the Plans pursuant to this Article V and subsequently resumes such distributions, the first distribution following such discontinuance shall include the aggregate amount of all distributions to the Plans which would have been made (together with interest at the cost of funds of the Trustee on the amount delayed) during the period of such discontinuance, less the aggregate amount of the payments, if any, made to the Trust beneficiaries by ConAgra in lieu of the distributions provided for hereunder during any such period of discontinuance.

                                   ARTICLE VI

                                   INVESTMENTS

     6.1 Investments. The Trustee shall invest and reinvest the Trust Fund exclusively in ConAgra Stock, including any accretions thereto resulting from the proceeds of a tender offer, recapitalization or similar transaction which, if not realized in ConAgra Stock, shall be reduced to cash as soon as practicable; provided, however, that the Trustee may invest any portion of the Trust Fund temporarily, pending investment in ConAgra Stock, (i) in investments in United States government obligations with maturities of less than one year,
            (ii) interest bearing accounts including, but not limited to, certificates of deposit, time deposits, savings accounts and money market accounts, with maturities of less than one year, or (iii) a common, collective, or pooled trust fund maintained by any corporate Trustee hereunder whose investments are limited to those described in (i) and (ii) of this paragraph, in which event such part of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. Notwithstanding the preceding, if the Trustee receives cash or any asset other than ConAgra Stock in a tender offer to which Section 4.4(b) applies, the Trustee may invest such cash or assets in investments other than ConAgra Stock.

     6.2 Trustee's Duties. The Trustee shall have no duty to determine or review the merit or suitability of investing the Trust Fund in ConAgra Stock for the objectives of the Trust, and the Trustee shall have no liability for actions taken by it in conformity with
            Section 6.1.

                                   ARTICLE VII

                              ACCOUNTING BY TRUSTEE

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions. All such accounts, books and records shall be open to inspection and audit at all reasonable times by ConAgra. Within sixty days following the close of each calendar year and within sixty days after the removal or resignation of a Trustee, the Trustee shall deliver to ConAgra a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

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                                                       Exhibit 10.12 (Continued)

                                  ARTICLE VIII

                      RESPONSIBILITY AND POWERS OF TRUSTEE

     8.1 Duty of Trustee. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability for any action taken by the Trustee pursuant to a direction, request, or approval given by ConAgra, the Board, the Compensation Committee, or the Employee Benefits Committee, in accordance with the terms of this Agreement; and provided, further, that the Trustee may invest the Trust Fund only as provided in Article VI and the Trustee shall incur no liability by reason of lack of diversification and investment of the Trust Fund.

     8.2 Indemnification of Trustee. ConAgra hereby indemnifies the Trustee against, and agrees to hold the Trustee harmless from, all liabilities and claims (including reasonable attorneys' fees and expenses in defending against such liabilities and claims) against the Trustee as a result of any breach of fiduciary responsibility by a fiduciary other than the Trustee unless the Trustee participates knowingly in such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach or, through its negligence in performing its own specific fiduciary responsibilities, has enabled such other fiduciary to commit a breach of the latter's fiduciary responsibilities. ConAgra shall indemnify and hold harmless the Trustee for all claims against the Trustee for the Trustee's failure to diversify the investments of the Trust Fund.

     8.3 Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee shall have exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund.

     8.4 Powers of the Trustee. Without in any way limiting the powers and discretions conferred upon it by the other provisions of this Agreement or by law, but subject to Article VI and any other provisions of this Agreement, the Trustee is expressly authorized and empowered:

            (a) To sell, exchange, convey, transfer or otherwise dispose of any property held by it by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

            (b) To enter into contracts or to make commitments either alone or in concert with others to sell at any future date any property held in the Trust Fund or to purchase any property which it may be authorized to acquire hereunder;

            (c) Subject to Section 4.4, to vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of any owner with respect to stocks, bonds, securities, or other property held in the Trust Fund;

            (d) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

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                                                       Exhibit 10.12 (Continued)

            (e) To register any investment held in the Trust Fund in its own name or in the name of a nominee and to hold any investment in bearer form, or to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities, or to deposit or to arrange for the deposit of such securities in a qualified central depositary even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depositary with other securities deposited therein by any other person, or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a federal reserve bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

            (f) To employ suitable agents, depositaries and counsel, domestic or foreign, and to charge their reasonable expenses and compensation to the Trust;

            (g) To borrow money from any source as may be necessary or advisable to effectuate the purpose of the Trust on such terms and conditions as the Trustee, in its absolute discretion, may deem advisable;

            (h) To deposit any Trust Funds in interest-bearing accounts maintained or savings certificates issued by the Trustee, in its separate corporate capacity, or in any other banking institution affiliated with the Trustee;

            (i) To compromise or otherwise adjust all claims in favor of or against the Trust;

            (j) To maintain cash balances to meet anticipated distributions from, or administrative expenses of, the Trust Fund without incurring any obligation to pay interest thereon.

            (k) To do all things that the Trustee reasonably deems necessary to carry out the purposes of this Trust.

                                   ARTICLE IX

                             COMPENSATION OF TRUSTEE

     The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon in writing by ConAgra and the Trustee. Fees not paid by ConAgra directly shall be deducted from the Trust.

                                    ARTICLE X

                               ACTION BY COMMITTEE

     Action with respect to this Trust by the Compensation Committee or the Employee Benefits Committee shall be taken by approval of at least a majority of the members of the respective committee and shall be communicated to the Trustee by the respective committee's chairman, two of its members or its designee or designees.

                                   ARTICLE XI

                             REPLACEMENT OF TRUSTEE

     The Trustee may, with 30 days advance written notice, be removed at any time by ConAgra or may resign,

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                                                       Exhibit 10.12 (Continued)

in which case a new trustee shall be appointed by ConAgra. Any successor trustee appointed by ConAgra must be an independent, institutional trustee.

                                   ARTICLE XII

                            AMENDMENT OR TERMINATION

     12.1 Amendment. This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and ConAgra, except to make the Trust revocable, to change the method of releasing shares under Section 4.2, or to change the method of allocation under Section 4.3.

     12.2 Termination. The Trust shall terminate upon the earliest of (i) August 6, 2022, (ii) when the Trust holds no assets, (iii) when written notice of termination is given by ConAgra to the Trustee, or
            (iv) a Change of Control.

     12.3 Effect of Termination. Upon termination of the Trust, the Trustee shall sell a sufficient amount of ConAgra Stock and other non-cash assets of the Trust Fund to pay the remaining principal of the Note and any accrued but unpaid interest thereon. The Compensation Committee may in good faith direct the Trustee as to the timing and manner of such sale in order to comply with applicable law and to avoid, if possible, adverse effects on the publicly traded market price of ConAgra Stock, but subject in all events to the best interests of the beneficiaries of the Trust. The proceeds of the sale shall first be returned to ConAgra, or other holder of the Note, up to the amount of any principal and interest due on the Note. Subject to the terms of the Note, and, if applicable, unless and except to the extent that ConAgra is then prohibited from acquiring such shares of Common Stock by applicable law or by provisions of its Certificate of Incorporation or By-Laws or any other contract or instrument to which it is a party, the Trustee, in its discretion, may upon termination of the Trust satisfy the Note by transferring to ConAgra, or other holder of the Note, some or all of the ConAgra Stock held by the Trust, valued for such purpose at its cost to the Trust; provided, however, that the Trustee's option so to satisfy the Note upon such termination may only be exercised in the event that the current market price of ConAgra Stock is less than its cost to the Trust. Any funds or ConAgra Stock remaining in the Trust after such payment to ConAgra shall be distributed (i) first, to the Plans, in the order listed on Supplement One, in an amount sufficient to pay the total benefits payable under each such Plan for the current Plan Year, and (ii) second, to the participants in the various Plans, and/or any other benefit plan in which a broad cross section of employees of ConAgra and/or its subsidiaries participate, as the Compensation Committee determines in good faith, taking into account the best interest of the employees of ConAgra and/or its subsidiaries.

                                  ARTICLE XIII

                           SEVERABILITY AND ALIENATION

     13.1 Severability. Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

     13.2 Anti-Alienation. To the extent permitted by law, benefits to a Trust beneficiary under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit actually paid to a Trust beneficiary by the Trustee shall be subject to any claim for repayment by ConAgra or the Trustee. This anti-alienation and anti-assignment prohibition shall include prohibition of assignment and alienation for alimony and child support.

                                   ARTICLE XIV

                                  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of New York.

     IN WITNESS WHEREOF, ConAgra and the Trustee have executed this Agreement on the dates set forth next to their respective names.

          CONAGRA, INC.

          BY: /s/ Stephen L. Key            8/6/92
             ------------------------------
             Name: Stephen L. Key            Date
             Title: Executive Vice President
                  and Chief Financial Officer


          CHEMICAL BANK, Trustee

          BY: /s/ Vincent S. Conlan        8/6/92
             -----------------------------
             Name: Vincent S. Conlan        Date
             Title: Vice President

                                 SUPPLEMENT ONE
                       CONAGRA, INC. EMPLOYEE EQUITY FUND
                                APPLICABLE PLANS

Order of
Allocation   Plan Name                                        Plan Administrator
    1.       ConAgra Retirement Income Savings Plan           Employee Benefits Committee
             and Trust

    2.       ConAgra Retirement Income Savings Plan           Employee Benefits Committee
             and Trust for Hourly Rate Production Employees

    3.       Hunt-Wesson Employee Savings Plan                Employee Benefits Committee

    4.       Beatrice Employee Savings Trust                  Employee Benefits Committee

    5.       Cheese Hourly Investment Plan                    Employee Benefits Committee

    6.       Beatrice Cheese, Inc. Employee Savings Plan      Employee Benefits Committee

    7.       Golden Valley Microwave Foods Retirement         Employee Benefits Committee
             Savings Plan

    8.       Monfort 401(k) Plan                              Employee Benefits Committee

    9.       401(k) Profit Sharing Plan and Trust Agreement   Employee Benefits Committee
             for E. A. Miller Inc., a Utah Corporation

    10.      Voluntary Investment and Profit Sharing Plan     Employee Benefits Committee
             for Regular Salaried Employees of Lamb-Weston,
             Inc.

    11.      The Arrow Industries, Inc. Profit Sharing        Employee Benefits Committee
             Plan

    12.      ConAgra Long Term Senior Management Incentive    Compensation Committee
             Plan

    13.      Employee Flexible Bonus Payment Plan             Compensation Committee

    14.      ConAgra Employee Stock Purchase Plan             Compensation Committee

    15.      ConAgra 1978 Stock Option Plan for Non-Senior    Compensation Committee
             Management

    16.      ConAgra 1982 Stock Option Plan                   Compensation Committee

    17.      ConAgra 1985 Stock Plan                          Compensation Committee

    18.      The ConAgra 1990 Stock Plan                      Compensation Committee


    19.      Golden Valley Incentive Stock Option Plan        Compensation Committee

    20.      Golden Valley Non-Statutory Stock Option Plan    Compensation Committee

    21.      Retiree Medical Benefit Plans and Obligations    Employee Benefits Committee
             for ConAgra and Subsidiary Employees

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of August 6, 1992, between ConAgra, Inc., a Delaware corporation ("Seller") and Chemical Bank, a national banking association, not in its individual or corporate capacity, but solely in its capacity as trustee (the "Trustee") of the ConAgra, Inc. Employee Equity Fund (hereinafter sometimes referred to as the "Trust" or the "Purchaser") under a trust agreement between the Seller and the Trustee dated as of August 6, 1992 (the "Trust Agreement").

     WHEREAS, as contemplated by the Trust Agreement, the Purchaser desires to purchase, from time to time, from the Seller, and the Seller desires to sell to the Purchaser, from time to time, shares of the Seller's Common Stock, $5.00 par value (the "Common Shares") of a value of $700,000,000, all as more specifically provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

     1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, the Seller will issue and sell to the Purchaser, from time to time, and the Purchaser will purchase from the Seller, from time to time, up to $700,000,000 Common Shares pursuant to the procedures set forth in this Article I.

     1.2 New Issuance. Seller shall sell, and Purchaser shall purchase, Common Shares of a value of $350,000,000 which were previously authorized but unissued (the "New Shares"). The purchase price for the New Shares shall be an amount (not less $5.00 per share) equal to the average closing price of the Common Shares five trading days immediately preceding the "New Share Closing" (as defined in Section 1.4(a)), all as reported in the Wall Street Journal. The Purchaser shall pay such purchase price by (i) paying to Seller at the New Share Closing $5.00 per share by wire transfer of immediately available funds, and (ii) delivering to Purchaser the Revolving Promissory Note in the form attached hereto as Exhibit 1 (the "Note").

     1.3 Repurchased Shares. The parties acknowledge that Seller purchases, from time to time, Common Shares on the open market. The Seller shall sell, and the Purchaser shall purchase, the lesser of 13,000,000 Common Shares or Common Shares of a value of $350,000,000 of such repurchased Common Shares (the "Repurchased Shares"). The Seller may defer the sale of Common Shares pursuant to this Section
            1.3 if the Seller reasonably determines that there is a sufficient legal and/or accounting reason for the Seller to defer the timing of such sale, but in no event shall the sale price to the Trustee be higher than the price the Seller paid to acquire the shares. Seller shall give notice (the "Sale Notice") to the Purchaser on the same date that Seller purchases the Common Shares on the open market (or within 24 hours thereafter). The Sale Notice shall set forth the number of such Common Shares to be sold to, and purchased by, the Purchaser and the purchase price to be paid by Purchaser for such shares, which price (herein the "Repurchased Share Price") shall be the amount paid by Seller for such shares (excluding, however, all fees, commissions, transfer taxes and other similar costs incurred in connection with Seller's purchase of such shares). Such Repurchased Share Price shall be paid by increasing (as of such closing) the principal amount outstanding under the Note (as defined in Section 1.3) by an amount equal to the Repurchased Share Price.

     1.4    Closing.

            (a) New Share Closing. The closing of the sale and purchase of the New Shares (the "New Share Closing") will be held at the offices of the Seller at 10:00 a.m., Omaha time, on August 13, 1992, or at such other time, date and place as may be mutually agreed upon by the Seller and the Purchaser.

            (b) Repurchased Shares Closing. The closing of the sale and purchase of Repurchased Shares will be held at the offices of the Seller at 10:00 a.m., Omaha time, on the first business day following the date of each and every Sale Notice, or at such other time, date and place as may be mutually agreed upon by the Seller and the Purchaser.

     1.5 Delivery of Shares. At each closing (or as soon thereafter as practicable), the Seller will deliver to the Purchaser a certificate representing the Common Shares sold hereunder, which certificate shall be registered in the name of the Trustee, or the name of its nominee.

     1.6 Seller Records. Seller is hereby authorized to record the Repurchased Share Price owed by the Purchaser from time to time and all repayments of the principal of the Note on the schedule attached to the Note.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the purchaser as follows:

     2.1 Corporate Existence and Authority. The Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power to execute, deliver and perform this Agreement and (c) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

     2.2 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (a) the Seller's certificate of incorporation or bylaws, (b) any agreement, indenture or other instrument to which the Seller is a party or by which the Seller or its assets may be bound or (c) any law, regulation, order, arbitration, award, judgment or decree applicable to the Seller.

     2.3 Validity. This Agreement has been duly executed and delivered by the Seller and is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

     2.4 The Common Shares. The Common Shares have been duly authorized and when issued as contemplated hereby will be validly issued, fully-paid and non-assessable shares of the Seller. No stockholder of the Seller has any preemptive or other subscription right to acquire any shares of Common Stock. The Seller will convey to the Purchaser, on the date of Closing, good and valid title to the Common Shares free and clear of any liens, claims, security interests and encumbrances.

     2.5 Litigation. There are no actions, suits, proceedings, arbitrations or investigations pending or, to the Seller's knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Seller which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of, this Agreement or the performance hereof by the Seller (including, without limitation, the delivery of the Common Shares).

     2.6 Business and Financial Information. Seller has heretofore delivered to the Purchaser copies of the audited consolidated balance sheets, statements of stockholders' equity, statements of income and statements of cash flows of Seller and its subsidiaries as of and for the fiscal years ending May 31, 1992, and May 26, 1991 (including the related notes and schedules, the "Seller Financial Statements"). The Seller Financial Statements fairly present the consolidated results of operations, changes in stockholders' equity and cash flows for the periods set forth therein and the consolidated financial position as at the dates thereof of Seller and its subsidiaries, in accordance with generally accepted accounting principles consistently applied. Since May 26, 1991, Seller has filed with the Securities and Exchange Commission all forms, reports and documents required pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), to be filed by it (the "Disclosure Documents"). At the time filed, all of the Disclosure Documents complied as to form in all material respects with all applicable requirements of such Acts. None of the Disclosure Documents, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Seller as follows:

     3.1 Authority; Validity. The Purchaser has full power and authority under the Trust Agreement to execute and deliver this Agreement and the Note and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity. The Note has been duly authorized by the Trustee on behalf of the Trust and, upon the execution and delivery by the Trustee on behalf of the Trust, the Note will be a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

     3.2 No Conflict. The execution and delivery of this Agreement do not, and the execution and delivery of the Note and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or constitute a default under (a) the terms of the Trust, (b) any agreement, indenture or other instrument to which the Trust is a party or by which the Trust or its assets may be bound or subject or (c) to its knowledge any law, regulation, order, arbitration award, judgment or decree applicable to the Trust.

                                   ARTICLE IV

                RESTRICTIONS ON DISPOSITION OF THE COMMON SHARES

     4.1 Restricted Securities. The Purchaser acknowledges that the Purchaser is acquiring the Common Shares pursuant to transactions exempt from registration under the 1933 Act. The Purchaser represents, warrants and agrees that all Common Shares acquired by the Purchaser pursuant to this Agreement are being acquired for investment without any intention of making a distribution thereof, or of making any sale or other disposition thereof which would be in violation of the 1933 Act or any applicable state securities law, and that the Purchaser will not dispose of any of the Common Shares, except that the Trustee will, from time to time, convey a portion of the Common Shares to the Plan Administrators or trustees of the plans listed in Supplement One to the Trust Agreement to satisfy the obligations of the Company thereunder, and except upon termination of the Trust to the extent that the Trust then holds any Common Shares, all in compliance with all provisions of applicable federal and state law regulating the issuance, sale and distribution of securities.

     4.2 Legend. Until such time as the Common Shares are registered pursuant to the provisions of the 1933 Act, any certificate or certificates representing the Common Shares delivered pursuant to Article I will bear a legend in substantially the following form:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless they have first been registered under such Act or unless an exemption from registration is available."

            The Seller may place stop transfer orders against the registration of transfer of any share evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.

     4.3 Registration; Listing. In the event that the Trust established pursuant to the Trust Agreement is terminated and the Trustee is obligated to dispose of the Common Shares, to the extent the Trustee deems reasonably necessary, the Seller shall cause the Common Shares to be listed on the New York Stock Exchange and shall, as promptly as practicable, after written request by the Trustee, register the Common Shares under the 1933 Act, prepare for filing at the Seller's expense a registration statement with the Securities and Exchange Commission sufficient to permit the public offering of such Common Shares in accordance with the terms of this Agreement, and the Seller will use its best efforts in all matters necessary to cause such registration statement to become effective as promptly as practicable and to remain effective for a reasonable period, all to the extent requisite to permit the sale or other disposition of such Common Shares. The Seller shall also use its best efforts to register or qualify the Common Shares so registered under the securities blue sky laws of such jurisdictions within the United States as the Trustee may reasonably request.

                                    ARTICLE V

                               COVENANTS OF SELLER

     The Seller agrees that:

     5.1 Financial Statements, Reports and Documents. Subsequent to the first Closing, and for as long as the Common Shares are held by the Trust (unless the Trustee shall otherwise consent in writing), the Seller shall deliver to the Trustee each of the following:

            (a) Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Seller, copies of the consolidated balance sheet of the Seller and its subsidiaries as of the close of such fiscal year and consolidated statements of income, statements of stockholders' equity and statements of cash flow of the Seller and its subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in accordance with the generally accepted accounting principles and accompanied by an opinion thereon of independent public accountants of recognized national standing.

            (b) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Seller to stockholders generally and of each regular or periodic report, registration statement or prospectus (other than any registration statement on Form S-8 and its related prospectus) filed by the Seller with the Securities and Exchange Commission or any successor agency.

            The Seller will comply with all federal, state, local and foreign laws, regulations or orders, and all the rules of any stock exchange or similar entity which are applicable to it or to the conduct of its business, and, without limiting the generality of the foregoing, shall make such filings, distributions and disclosures as are required by the 1933 Act, the 1934 Act or any of the regulations, rules or orders promulgated thereunder, insofar as the failure to comply would materially and adversely affect the Company and its subsidiaries taken as a whole.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     6.1 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Common Shares is subject to the satisfaction of the following conditions on the date of each
            Closing:

            (a) If the purchase relates to Repurchased Shares, the Purchaser shall have received the Sale Notice described in Section 1.3;

            (b)  The representations and warranties of the Seller set forth in
                 Article II hereof shall be true and correct on such Closing Date; and

            (c) All permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.

     6.2 Conditions to Obligations of the Seller. The obligation of the Seller to issue, sell and deliver the Common Shares to the Purchaser is subject to the satisfaction of the following conditions on the date of Closing:

            (a) If the purchase relates to the Repurchased Shares, the Seller shall have delivered to Purchaser the Sale Notice;

            (b) The representations and warranties of the Purchaser set forth in Article III hereof shall be true and correct on such Closing Date; and

            (c) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Expenses. The Seller shall pay all of its expenses, and it shall pay the Purchaser's expenses, in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation the reasonable fees and expenses of the Trustee, its agents, representatives, counsel, financial advisors and consultants.

     7.2 Survival of Seller's Representations and Warranties. All representations and warranties made by the Seller to the Purchaser in this Agreement shall survive the Closing.

     7.3 Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, or by fax as follows:

            (a)  To the Seller:

                 ConAgra, Inc.
                 One ConAgra Drive
                 Omaha, NE 68102
                 Fax Number:(402) 595-4438

                 Attn: Corporate Secretary

            (b)  To the Purchaser:

                 Chemical Bank
                 450 West 33rd Street
                 New York, NY 10001-2697
                 Fax Number:(212) 613-7118

            Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

     7.4 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable, and neither party will take any action to impede the other from seeking to enforce such rights of specific performance.

     7.5 Successors and Assigns; Integration; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns. This Agreement (a) constitutes, together with the Note, the Trust Agreement and any other written agreements between the Purchaser and the Seller executed and delivered on the date hereof, the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, (b) shall not confer upon any person other than the parties hereto any rights or remedies hereunder and (c) shall not be assignable by operation of law or otherwise, except that the Trustee may assign all its rights hereunder to any corporation or other institution exercising trust powers in connection with any such institution assuming the duties of a trustee under the Trust.

     7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     7.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     7.8 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Purchaser and the Seller.

     7.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

     7.10 Certain Limitations. The execution, delivery and performance by the Trustee of this Agreement have been, and will be, effected by the Trustee solely in its capacity as Trustee under the terms of the Trust and not in its individual or corporate capacity. Nothing in this Agreement shall be interpreted to increase, decrease or modify in any manner any liability of the Trustee to the Seller or to any trustee, representative or other claimant by right of the Seller resulting from the Trustee's performance of its duties under the constituent instruments of the Trust, and no personal or corporate liability shall be asserted or enforceable against the Trustee by reason of any of the covenants, statements or representations contained in this Agreement.

     7.11 Incorporation. The terms and conditions of the Trust Agreement relating to the nature of the responsibilities of the Trustee and the indemnification of the Trustee by the Seller are incorporated herein by reference and made applicable to this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date and year first above written.

                                      CONAGRA, INC.

                                      By:

                                      Name: Stephen L. Key
                                      Title: Executive Vice President
                                               and Chief Financial Officer
                                      CHEMICAL BANK, as Trustee
                                      By:
                                      Name:
                                      Title:

                            REVOLVING PROMISSORY NOTE

Omaha, Nebraska   August 6, 1992

     FOR VALUE RECEIVED, the undersigned, Chemical Bank, a national banking association, solely in its capacity as Trustee of the ConAgra, Inc. Employee Equity Fund (the "Trust") hereby promises on behalf of the Trust to pay to the order of ConAgra, Inc., a Delaware corporation (the "Company"), at the principal offices of the Company, $350,000,000 less the cash payment made pursuant to
Section 1.2 of that certain Stock Purchase Agreement dated as of August 6, 1992 between the Trust and the Company (the "Purchase Agreement"), plus the aggregate unpaid Repurchased Share Price outstanding from time to time pursuant to the Purchase Agreement together with interest thereon at the rate and the dates hereinafter set forth.

     Interest shall be paid (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance, at an interest rate (the "Interest Rate") of 7.75% per annum. Interest shall accrue from the date hereof on the unpaid balance, but no interest or principal payments are required until all of the Repurchased Shares are purchased by the Trust pursuant to Section 1.3 of the Purchase Agreement. If all such shares are purchased by the Trust before August 6, 1993, the principal amount will be paid based upon a thirty year amortization schedule with equal quarterly payments paid over the thirty year period beginning on the last day of such purchase by the Trust ("Last Purchase Date"). Such payments shall be made each March 5th, June 5th, September 5th and December 5th ("Payment Date"), with the first payment due on the Payment Date immediately following the Last Purchase Date. The first payment shall include an additional payment for interest for the period between August 6, 1992 and the Last Purchase Date. However, if all such shares are not purchased before August 6, 1993, payments shall begin on September 5, 1993 in equal quarterly payments paid over a thirty year amortization period with payments made each March 5, June 5, September 5 and December 5. In such event, additional principal shall be added for subsequent purchases with an adjustment to the amount of the payments to retain the original amortization period. Notwithstanding the preceding, this Note may be prepaid in whole or in part at any time without penalty. Whenever any payment falls due on a Saturday, Sunday or public holiday, such payment shall be made on the next succeeding business day. Upon termination of the Trust, the entire unpaid balance of principal and interest shall be immediately payable.

     The Company shall, and is hereby authorized to, record on the schedule attached hereto as Exhibit 1, or to otherwise record in accordance with its usual practice, the date and amount of any increase in the principal amount of Repurchased Share Price outstanding hereunder, and the date and amount of each principal payment, provided, however, that failure to do so shall not affect the Trust's obligation to pay amounts due hereunder.

     All payments received hereunder shall be applied in following order: first, to the payment of any costs (including attorney fees) incurred by the holder hereof in collection of any amounts hereunder; second, to the payment of accrued but unpaid interest; and third, to the payment of the principal amount outstanding.

     This Note shall be governed and construed under the laws of the State of New York.

     The undersigned represents and warrants that the indebtedness represented by this Note was incurred for the purpose of purchasing shares of common stock, $5.00 par value, of the Company.

     The Trust hereby waives presentment, demand, protest and notice of dishonor.

     This Note is issued by the Trust pursuant to the Trust Agreement and is entitled to the benefits thereof. The Trustee is executing this Note solely in its capacity as trustee under the Trust Agreement. The Trustee shall have no liability or obligation of any kind in its individual capacity to the Company or its successors as a result of the execution or issuance of this Note.

     All payments of principal and interest in respect of this Note shall be made in transferable United States dollars in immediately available funds to the order of the holder hereof by wire transfer to such account at such financial institution as may be specified from time to time by the holder hereof to the Trustee in writing.

     Any failure of the holder to exercise any right, remedy or recourse shall not be deemed a waiver or release of same, such waiver or release or any other modification of any such right, remedy or recourse to be effective only if set forth in a written document executed by the holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to or as a waiver or release of any subsequent event. The acceptance by the holder of payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any right, remedy or recourse at that time or at any subsequent time, or nullify any prior exercise of any such right, remedy or recourse without the express written consent of the holder.

     Subject to the provisions hereof, and to the extent not inconsistent with applicable law, in the event of default hereunder, the Trust agrees to pay all reasonable costs of collection hereof when billed therefor, including reasonable attorneys' fees, whether or not any action shall be instituted to enforce this Note.

                                      CHEMICAL BANK, as Trustee
                                      By:/s/ John J. McSherry
                                        ----------------------
                                      Name: John J. McSherry
                                      Title: Vice President

                                    EXHIBIT 1

                            Revolving Promissory Note

                            Schedule of Payments and
                               Amounts Outstanding

Date of                                                     Total
Increase of                                                 Principal
Principal        Amount of      Date of      Amount of      Amount
Outstanding      Increase       Payment      Payment        Outstanding

